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                                                                   EXHIBIT 10.28

                                  AMENDMENT TO
                         CERTIFICATE OF THE DESIGNATION,
                      PREFERENCES RIGHTS AND LIMITATIONS OF
                    SERIES E 6 PERCENT CUMULATIVE CONVERTIBLE
                          NON-VOTING PREFERRED STOCK OF
                               MSI HOLDINGS, INC.


         MSI Holdings, Inc., hereinafter called the "Corporation," a corporation organized and existing under the laws of the State of Utah,

         DOES HEREBY CERTIFY:

         That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, and pursuant to Section 16-10a-602 of the Utah Business Corporation Act, such Board of Directors by the unanimous written consent of its members dated effective December 21, 1998 adopted a resolution providing for an amendment to that certain Certificate of Designation filed by the Corporation with the Secretary of the State of Utah on October 23, 1998, to increase the designation of Series E 6 Percent Cumulative Convertible Non-Voting, Preferred Stock, $30.00 stated value per share, from 105,000 shares to 157,500 shares, which resolution is as follows:

         RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Series E 6 Percent Cumulative Convertible Non-Voting Preferred Stock, $30.00 stated value per share, ("Series E Preferred Stock"), that was created on October 23, 1998, by that certain Certificate of the Designation, Preferences, Rights, and Limitations of Series E 6 Percent Cumulative Convertible Non-Voting Preferred Stock of the Corporation is hereby amended to increase the number of shares created from One Hundred Five Thousand (105,000) shares of Series E Preferred Stock to One Hundred Fifty Seven Thousand Five Hundred (157,500) shares of Series E Preferred Stock. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof shall remain the same.

1. This resolution was duly adopted by the Board of Directors of the Corporation and it was also duly adopted by all of the holders of outstanding shares of Series E Preferred Stock.

2. The foregoing resolution does not provide for an exchange, reclassification, or cancellation of issued shares of the Corporation.



AMENDMENT TO CERTIFICATE OF DESIGNATION OF SERIES E,
PREFERRED STOCK OF MSI HOLDINGS, INC.                                    PAGE 1

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         IN WITNESS WHEREOF, MSI Holdings, Inc. has caused this certificate to be signed by Jose Chavez, its President, and attested by Mitchell C. Kettrick, its Secretary, this 21st day of December, 1998.

                                             MSI HOLDINGS, INC..



                                             By /s/ Jose Chavez
                                                -------------------------------
                                             JOSE CHAVEZ, President


ATTEST:



By: /s/ Mitchell C. Kettrick
    --------------------------------
    MITCHELL C. KETTRICK, Secretary













AMENDMENT TO CERTIFICATE OF DESIGNATION OF SERIES E,
PREFERRED STOCK OF MSI HOLDINGS, INC.                                    PAGE 2